UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2019

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
_____________Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

____________________Not applicable _________________________
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

To the extent responsive, the information included in Item 2.01 is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

On June 4, 2019, Contrail Aviation Support, LLC (“Contrail”), a 79%-owned subsidiary of Air T, Inc. (the “Company”), entered into a purchase agreement to acquire three Airbus A321-100 aircraft. On October 25, 2019, Contrail acquired one Airbus A321-100 aircraft from Diamond Head 2 (Ireland) DAC. The total transaction value for the purchase exceeded $10,000,000.*
The acquisition of the aircraft as discussed above continues Contrail’s business of purchasing aircraft and/or aircraft engines for the purpose of leasing or disassembling them and selling them for parts. While the parties project a closing date of November 30, 2019 and January 1, 2020 for the remaining two aircraft, there is no assurance at this time that either closing will occur.
The purchase agreement with respect to the transaction is filed as Exhibit 10.1, which is incorporated herein by reference.
*Portions of the transaction exhibit have been omitted for confidential treatment.
Item 9.01    Financial Statements and Exhibits

10.1	Aircraft Sale and Purchase Agreement, dated June 4, 2019 by and between Diamond Head 2 (Ireland) DAC, Diamond Head 3 (Ireland) DAC, and Contrail Aviation Support, LLC.*

*Portions of the transaction exhibit have been omitted for confidential treatment.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2019

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer